EXHIBIT 99.1

For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp Continues Participation in FDIC Temporary Liquidity Guarantee Program

CHICAGO, December 9, 2008 – PrivateBancorp, Inc. (Nasdaq:  PVTB) today announced its subsidiary banks will participate in the FDIC Transaction Account Guarantee Program, which provides both personal and business clients with unlimited insurance coverage for non-interest bearing transaction deposit accounts through December 31, 2009.

Additionally, PrivateBancorp and its subsidiary banks will participate in the Debt Guarantee Program, which provides for the guarantee of eligible newly issued senior unsecured debt of participating entities.

Both programs are part of the FDIC’s Temporary Liquidity Guarantee Program. To learn more about the FDIC Temporary Liquidity Guarantee Program, visit the FDIC web site at http://www.fdic.gov/regulations/resources/TLGP/faq.html.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 22 offices in nine states and more than $9.0 billion in assets as of September 30, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families. To learn more about PrivateBancorp, Inc., visit us at www.theprivatebank.com.

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